Filed with the Securities and Exchange Commission on
                                                                                                                 Securities Act Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8/A

POST-EFFECTIVE AMENDMENT No. 1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COWLITZ BANCORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1529841
(State of incorporation)	(I.R.S. Employer Identification No.)
927 Commerce Avenue, Longview, Washington	98632
(Address of principal executive offices)	(Zip Code)

RANDY BLAKE STOCK OPTION AGREEMENT
MARC TIMM STOCK OPTION AGREEMENT
(Full title of the plan)

Richard J. Fitzpatrick, Chief Executive Officer
927 Commerce Avenue
Longview, Washington 98632
(360) 423-9800
 (Name, address and telephone number
of agent for service)

Copies to:
Kenneth E. Roberts, Esq.
Foster Pepper Tooze LLP
601 S.W.2nd Avenue, 18th Fl.
Portland, Oregon 97204

CALCULATION OF REGISTRATION FEE

	Number of Shares	Proposed	Proposed Maximum
Title of Securities	Being Registered	Maximum Offering	Aggregate Offering	Amount of
Being Registered	(1)	Price Per Share	Price	Registration Fee

Common Stock	10,000	$12.21	$122,100.00	$14.37
Common Stock	6,000	$9.85	$59,100.00	$6.96

(1)    The shares of Common Stock represent the maximum number of shares that may be issued pursuant to certain stock options granted in accordance with those option agreements more particularly described in this registration. In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares that may be issuable as a result of the anti- dilution provisions in the agreements governing such stock option grants.

EXPLANATORY NOTE

                This post effective amendment is filed for the purpose of removing from the prior registration 20,000 shares of stock represented by options granted to John Peterson and Linda Tubbs.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

                    The following documents filed by Cowlitz Bancorporation (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

                    1.     The Company's annual report for the period ending December 31, 2004 on Form 10-K filed with the Commission on March 31, 2005 (File No. 000-23881).

                    2.     The Company's quarterly report for the period ending March 31, 2005 on Form 10-Q filed with the Commission on May 16, 2005 (File No. 000-23881).

                    3.     The Company's report on Form 8-K filed with the Commission on April 21, 2005 (File No. 000-23881).

                    4.     The Company's report on Form 8-K filed with the Commission on April 29, 2005 (File No. 000-23881).

                    5.     The Company's report on Form 8-K filed with the Commission on May 5, 2005 (File No. 000-23881).

                    6.     The Company's report on Form 8-K filed with the Commission on June 9, 2005 (File No.000-23881).

                    7.     The Company's report on Form 8-K filed with the Commission on June 15, 2005 (File No. 000-23881).

                    8.     The Company's report on Form 8-K filed with the Commission on June 21, 2005 (File No. 000-23881).

                    9.     The Company's report on Form 8-K filed with the Commission on July 29, 2005 (File No. 000-23881)

                    10.   The description of the Common Stock contained in the Company's registration statement on Form S-1,
Registration No. 333-44355, filed with the SEC on January 15, 1998.

                    All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.         Description of Securities.

Not Applicable.

Item 5.         Interests of Named Experts and Counsel.

Not Applicable.

Item 6.         Indemnification of Directors and Officers.

                    Under the Washington Business Corporation Act, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation may be indemnified by the corporation against liability incurred by such person in connection with the proceeding if (i) the person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interest or at least not opposed to its best interests and (ii) if the proceeding was a criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted if the person was adjudged liable to the corporation in a proceeding by or in the right of the corporation, or if the Indemnitee was adjudged liable on the basis that he or she improperly received a personal benefit. Unless the articles of the corporation provide otherwise, such indemnification is mandatory if the Indemnitee is wholly successful on the merits or otherwise, or if ordered by a court of competent jurisdiction.

                    The Washington Business Corporation Act further provides that a company's Articles of Incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any unlawful distribution; or (iv) any transaction from which the director derived an improper personal benefit.

                    The Restated Articles of Incorporation of the Company provide that the Company will indemnify its directors and officers, to the fullest extent permissible under the Washington Business Corporation Act against all expense liability and loss (including attorney fees) incurred or suffered by reason of service as a director or officer of the company or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                    The effect of these provisions is to limit the liability of directors for monetary damages, and to indemnify the directors and officers of the Company for all costs and expenses for liability incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their affiliation with the Company, to the fullest extent permitted by law. These provisions do not limit the rights of the Company or any shareholder to see non-monetary relief, and do not affect a director's or officer's responsibilities under any other laws, such as securities or environmental laws.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

                    For exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference see Exhibit Index.

Item 9.         Undertakings.

The undersigned registrant hereby undertakes:

                     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided however, that paragraphs 1 and 2 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (D) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The foregoing undertaking shall not apply to indemnification which is covered by insurance.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longview, State of Washington, on the 25th day of August, 2005.

COWLITZ BANCORPORATION

By: /s/ Richard J. Fitzpatrick Richard J. Fitzpatrick, President and Chief Executive Officer

POWER OF ATTORNEY

                    Each person whose individual signature appears below hereby authorizes and appoints RICHARD J. FITZPATRICK and RANDY V. BLAKE, and each of them, with full power of substitution to act as his true and lawful attorney in fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration, including any and all post-effective amendments or new registration pursuant to Rule 462.

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By: /s/ Richard J. Fitzpatrick	Date: August 25, 2005
Richard J. Fitzpatrick Chief Executive Officer and Director

By: /s/ Randy V. Blake	Date: August 25, 2005
Randy V. Blake Chief Financial Officer

By: /s/ Randy V. Blake	Date: August 25, 2005
Randy V. Blake, Attorney-in-Fact for Ernie D. Ballou, Vice President and Director

By: /s/ Randy V. Blake	Date: August 25, 2005
Randy V. Blake, Attorney-in-Fact for Phillip S. Rowley, Chairman of the Board

By: /s/ Randy V. Blake	Date: August 25, 2005
Randy V. Blake, Attorney-in-Fact for John S. Maring, Director

By: /s/ Randy V. Blake	Date: August 25, 2005
Randy V. Blake, Attorney-in-Fact for Mark F. Andrews, Jr. Director

By: /s/ Randy V. Blake	Date: August 25, 2005
Randy V. Blake, Attorney-in-Fact for Linda M. Tubbs, Director

By: /s/ Randy V. Blake	Date: August 25, 2005
Randy V. Blake, Attorney-in-Fact for John M. Peterson, Director

EXHIBIT INDEX

Exhibit

3.1	Restated Articles of Incorporation (incorporated by reference to the Form 8-K filed June 9, 2005, File No. 000-23881)

3.2	Amended and Restated Bylaws (incorporated by reference to the Registration Statement, Form S- 1, No. 333-44355)

4.1	Non-Qualified Stock Option Agreement between Cowlitz Bancorporation and Randy V. Blake

4.2	Non-Qualified Stock Option Agreement between Cowlitz Bancorporation and Marc Timm.

5.1	Opinion of Foster Pepper &Tooze LLP

23.1	Consent of Moss Adams LLP

23.2	Consent of Foster Pepper Tooze LLP (included in Exhibit 5.1)

24.1	Power of Attorney (Included in the signature page)

Exhibit 4.1

COWLITZ BANCORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (the "Agreement") is entered into on June 13, 2005 by and between Cowlitz Bancorporation, a Washington corporation (the "Company"), and Randy Blake (the "Optionee").

RECITALS

The Company has employed the Optionee and considers it desirable and in the best interests of the Company and its shareholders that the Optionee be given an inducement to acquire a proprietary interest in the Company and an added incentive to promote the success of the Company's business by granting to Optionee an option to purchase shares of Common Stock of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

Optionee	Randy Blake
Social Security Number	###-##-####
Number of Shares of the Company's Common Stock	10,000
Exercise Price	$12.21
Date of Grant	June 13, 2005
Expiration Date	June 13, 2015

1.         Terms of the Option.

1.1         Grant of Option The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase up to the number of shares of Common Stock indicated above (the "Option Shares") at the Exercise Price indicated above, subject to adjustment as may be deemed necessary and appropriate by the Board of Directors for stock splits, stock dividends, stock exchanges or other similar changes in the capitalization of the Company. The Option may only be exercised as to a whole number of shares of Common Stock.

1.2         Status of this Option as a Non-Qualified Stock Option. It is intended by the Company that this Option will not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

1.3         Nontransferability of Option. The Option and the rights of the Optionee under this Non-Qualified Stock Option Agreement may not be transferred in any manner except by will or by the laws of descent and distribution upon the death of the Optionee.

2.         Time of Exercise of Option.

2.1         When the Option Becomes Exercisable. This Option may only be exercised in accordance with the following vesting schedule and only to the extent not previously exercised:

Maximum Number
On or After	of Shares

June 13, 2005	10,000

Under certain circumstances, the number of Shares indicated in the foregoing vesting schedule may be adjusted and the vesting dates may be accelerated in accordance with terms and conditions of this Agreement.

2.2         Effect of Unpaid Leaves of Absence. If at any time during the term of this Option, the Optionee is on unpaid leave from the Company or any Subsidiary, the Option may not be exercised during such unpaid leave and the dates contained in the foregoing vesting schedule shall be extended by the length of such unpaid leave.

2.3         Expiration and Termination of Option. This Option will expire upon the close of business on the Expiration Date and may terminate earlier upon certain events as set forth in Section 4 of this Option. To the extent that this Option has not been exercised prior to the Expiration Date or any earlier termination, all further rights to purchase shares pursuant to this Option will cease and terminate at such time.

3.         Option Exercise Procedures.

3.1         Who May Exercise the Option. Only the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir, or legatee of the Optionee, as the case may be) may exercise this Option.

3.2         Notice of Exercise. A "Notice of Exercise" must be signed and delivered to the Company's corporate Secretary or such other person as the Company may designate at the Company's principal business office of the Company. A copy of the Company's current form of Notice of Exercise is attached hereto. The Company, however, reserves the right to revise its form of Notice of Exercise from time-to-time as it determines to be appropriate. If, at the time of the exercise of this Option, the Company does not have an effective registration statement on file with the Securities and Exchange Commission that covers the issuance of shares upon the exercise of this Option, the Notice of Exercise will also contain certain representations from the Optionee as required under applicable state and federal securities laws. The Company is under no obligation to file an effective registration statement with the Securities and Exchange

Commission. A copy of the then-current form of Notice of Exercise may be obtained at any time from the Company. A notice will only be effective if submitted on the form in effect at the time of such exercise.

3.3         Payment of Exercise Price. The Notice of Exercise must indicate the manner of payment of the Exercise Price for the number of shares so purchased. Payment may be made by cash, full-recourse promissory note, or by the surrender to the Company for cancellation of shares of Common Stock or other securities of the Company (provided that the surrendered shares of Common Stock or other securities of the Company shall have been held by the Optionee for not less than six months) or any combination of the foregoing.

3.4         Payment of Tax Withholding. The Optionee shall pay or make adequate provision for payment, of Tax Withholding upon exercise of this Option. The notice of exercise shall indicate the method of payment of Tax Withholding, which may be accomplished by payment in cash, the Company withholding other amounts payable by the Company to the Optionee, by the application of shares to be received upon exercise of this Option, the surrender of shares of Common Stock or other securities of the Company (provided that the surrendered shares of Common Stock or other securities of the Company shall have been held by the Optionee for not less than six months) or any combination of the foregoing.

3.5         Delivery of Shares Following Exercise. The Company will make delivery of the Option Shares purchased within a reasonable time after it receives the Notice of Exercise, payment in full of the Exercise Price of the Option Shares being purchased and the payment or adequate provision for payment of Tax Withholding. However, if any law or regulation requires the Company to take any action with respect to the issuance of the Option Shares, including, without limitation, actions that may be required for compliance with federal and state securities laws or the listing requirements of any stock exchange upon which the Company's Common Stock is then listed, then the date of delivery of such shares may be extended for the period necessary to take such action. The Optionee shall only become the holder of such shares when the issuance of the shares is reflected on the Company's stock transfer record.

4.         Termination of the Option

4.1         Effect of the Death of the Optionee. If the Optionee dies while an employee of the Company or any Subsidiary, this Option will terminate one year after the date of such death or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death and only by the person or persons to whom the Optionee's rights under this Option may pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

4.2         Effect of the Disability of the Optionee. If the Optionee's employment by the Company terminates as a result of the Optionee becoming disabled (for purposes of this stock option grant, the term "disabled" shall have the same meaning as that set forth in the Cowlitz Bancorporation 2003 Stock Incentive Plan) while an employee of the Company or any Subsidiary, this Option will terminate one year after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of such termination.

4.3         Effect of Termination of the Employment of the Optionee for Cause. If the Optionee's employment with the Company or any Subsidiary is terminated for "cause", (for purposes of this stock option grant, the term "cause" shall have the same meaning as that set forth in the Cowlitz Bancorporation 2003 Stock

Incentive Plan), this Option will terminate on the effective date of the termination of Optionee's employment and shall no longer be exercisable as to any of the remaining Option Shares.

4.4         Effect of any other Termination of the Employment of the Optionee. If the Optionee's employment with the Company or any Subsidiary terminates for any reason other than the reasons set forth in Sections 4.1, 4.2 or 4.3 of this Option, this Option will terminate three (3) months after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of such termination

5.         Representations, Warranties and Covenants of the Optionee.

5.1         No Effect on Employment. The Optionee understands and agrees that nothing contained in this Non-Qualified Option Agreement will be construed to limit or restrict the rights of the Company to terminate the employment of the Optionee at any time, with or without cause, to change the duties of the Optionee or to increase or decrease the Optionee's compensation. Without limiting the foregoing, the Optionee understands and agrees that the vesting of shares under this Option is subject to and is conditioned upon the continued employment of the Optionee by the Company or a Subsidiary and that such employment can be terminated at any time by the Company or its Subsidiary. The continued employment of Optionee by the Company is governed by and subject to the terms of any existing employment agreement with the Company and any applicable laws.

5.2         Rights Prior to Exercise of This Option. The Optionee understands and agrees that the Optionee will have no rights as a shareholder in the Option Shares, including, without limitation, the right to vote or receive dividends, until the issuance of the shares is reflected in the Company's stock transfer records.

5.3         Tax Implications. The Optionee understands that, under federal income tax laws as they currently exist, the exercise of this Option will result in ordinary income to the Optionee in the amount by which the Fair Market Value (as of the date of exercise) of the shares acquired upon exercise exceeds the Exercise Price.

5.4         Underwriter's Lock-up. The Optionee by accepting this Option agrees that whenever the Company undertakes a firm underwritten public offering of its securities and if requested by the managing underwriter in such offering, the Optionee will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond 120 days from the effective date of the registration statement filed in connection with such offering.

5.5         Disclosures. The Optionee represents and warrants that the Optionee is not relying upon any representations, agreements or understandings of or with the Company except for those set forth in this Option; and Optionee has had opportunity to obtain the advice of counsel prior to executing this Option

6.         Miscellaneous Provisions

6.1         Binding Effect. This Option will be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, and assigns.

6.2         Notices. All notices to the Optionee or other persons then entitled to exercise this Option will be delivered at the address contained in the records of the Company or such other address as may be specified in writing by the Optionee or such other person. All notices to the Company will be delivered at its principal offices.

6.3         Governing Law and Interpretation. This Option will be governed by the laws of the State of Washington as to all matters, including but not limited to matters of validity, construction, effect, and performance, without giving effect to rules of choice of law.

6.4         Attorney Fees. If any suit or action is instituted in connection with any controversy arising out of this Option or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney fees, including fees on any appeal.

COWLITZ BANCORPORATION
Corporate Seal	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick President & CEO
Attest: /s/ Lynda Altman Lynda Altman Corporate Secretary
OPTIONEE: /s/ Randy Blake Randy Blake

Exhibit 4.2

COWLITZ BANCORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (the "Agreement") is entered into on July 12, 2004 by and between Cowlitz Bancorporation, a Washington corporation (the "Company"), and Marc Timm (the "Optionee").

RECITALS

The Company has employed the Optionee and considers it desirable and in the best interests of the Company and its shareholders that the Optionee be given an inducement to acquire a proprietary interest in the Company and an added incentive to promote the success of the Company's business by granting to Optionee an option to purchase shares of Common Stock of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

Optionee	Marc Timm
Social Security Number	###-##-####
Number of Shares of the Company's Common Stock	6,000
Exercise Price	$9.85
Date of Grant	July 12, 2004
Expiration Date	July 12, 2014

1.         Terms of the Option.

1.1         Grant of Option The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase up to the number of shares of Common Stock indicated above (the "Option Shares") at the Exercise Price indicated above, subject to adjustment as may be deemed necessary and appropriate by the Board of Directors for stock splits, stock dividends, stock exchanges or other similar changes in the capitalization of the Company. The Option may only be exercised as to a whole number of shares of Common Stock.

1.2         Status of this Option as a Non-Qualified Stock Option. It is intended by the Company that this Option will not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

1.3         Nontransferability of Option. The Option and the rights of the Optionee under this Non-Qualified Stock Option Agreement may not be transferred in any manner except by will or by the laws of descent and distribution upon the death of the Optionee.

2.         Time of Exercise of Option.

2.1         When the Option Becomes Exercisable. This Option may only be exercised in accordance with the following vesting schedule and only to the extent not previously exercised:

Maximum Number
On or After	of Shares

July 12, 2004	6,000

Under certain circumstances, the number of Shares indicated in the foregoing vesting schedule may be adjusted and the vesting dates may be accelerated in accordance with terms and conditions of this Agreement.

2.2         Effect of Unpaid Leaves of Absence. If at any time during the term of this Option, the Optionee is on unpaid leave from the Company or any Subsidiary, the Option may not be exercised during such unpaid leave and the dates contained in the foregoing vesting schedule shall be extended by the length of such unpaid leave.

2.3         Expiration and Termination of Option. This Option will expire upon the close of business on the Expiration Date and may terminate earlier upon certain events as set forth in Section 4 of this Option. To the extent that this Option has not been exercised prior to the Expiration Date or any earlier termination, all further rights to purchase shares pursuant to this Option will cease and terminate at such time.

3.         Option Exercise Procedures.

3.1         Who May Exercise the Option. Only the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir, or legatee of the Optionee, as the case may be) may exercise this Option.

3.2         Notice of Exercise. A "Notice of Exercise" must be signed and delivered to the Company's corporate Secretary or such other person as the Company may designate at the Company's principal business office of the Company. A copy of the Company's current form of Notice of Exercise is attached hereto. The Company, however, reserves the right to revise its form of Notice of Exercise from time-to-time as it determines to be appropriate. If, at the time of the exercise of this Option, the Company does not have an effective registration statement on file with the Securities and Exchange Commission that covers the issuance of shares upon the exercise of this Option, the Notice of Exercise will also contain certain representations from the Optionee as required under applicable state and federal securities laws. The Company is under no obligation to file an effective registration statement with the Securities and Exchange Commission. A copy of the then-current form of Notice of Exercise may be obtained at any time from the Company. A notice will only be effective if submitted on the form in effect at the time of such exercise.

3.3         Payment of Exercise Price. The Notice of Exercise must indicate the manner of payment of the Exercise Price for the number of shares so purchased. Payment may be made by cash, full-recourse promissory note, or by the surrender to the Company for cancellation of shares of Common Stock or other securities of the Company (provided that the surrendered shares of Common Stock or other securities of the

Company shall have been held by the Optionee for not less than six months) or any combination of the foregoing.

3.4         Payment of Tax Withholding. The Optionee shall pay or make adequate provision for payment, of Tax Withholding upon exercise of this Option. The notice of exercise shall indicate the method of payment of Tax Withholding, which may be accomplished by payment in cash, the Company withholding other amounts payable by the Company to the Optionee, by the application of shares to be received upon exercise of this Option, the surrender of shares of Common Stock or other securities of the Company (provided that the surrendered shares of Common Stock or other securities of the Company shall have been held by the Optionee for not less than six months) or any combination of the foregoing.

3.5         Delivery of Shares Following Exercise. The Company will make delivery of the Option Shares purchased within a reasonable time after it receives the Notice of Exercise, payment in full of the Exercise Price of the Option Shares being purchased and the payment or adequate provision for payment of Tax Withholding. However, if any law or regulation requires the Company to take any action with respect to the issuance of the Option Shares, including, without limitation, actions that may be required for compliance with federal and state securities laws or the listing requirements of any stock exchange upon which the Company's Common Stock is then listed, then the date of delivery of such shares may be extended for the period necessary to take such action. The Optionee shall only become the holder of such shares when the issuance of the shares is reflected on the Company's stock transfer record.

4.         Termination of the Option

4.1         Effect of the Death of the Optionee. If the Optionee dies while an employee of the Company or any Subsidiary, this Option will terminate one year after the date of such death or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death and only by the person or persons to whom the Optionee's rights under this Option may pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

4.2         Effect of the Disability of the Optionee. If the Optionee's employment by the Company terminates as a result of the Optionee becoming disabled (for purposes of this stock option grant, the term "disabled" shall have the same meaning as that set forth in the Cowlitz Bancorporation 2003 Stock Incentive Plan) while an employee of the Company or any Subsidiary, this Option will terminate one year after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of such termination.

4.3         Effect of Termination of the Employment of the Optionee for Cause. If the Optionee's employment with the Company or any Subsidiary is terminated for "cause", (for purposes of this stock option grant, the term "cause" shall have the same meaning as that set forth in the Cowlitz Bancorporation 2003 Stock Incentive Plan), this Option will terminate on the effective date of the termination of Optionee's employment and shall no longer be exercisable as to any of the remaining Option Shares.

4.4         Effect of any other Termination of the Employment of the Optionee. If the Optionee's employment with the Company or any Subsidiary terminates for any reason other than the reasons set forth in Sections 4.1, 4.2 or 4.3 of this Option, this Option will terminate three (3) months after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, this Option may be exercised only to the extent the Optionee was entitled to exercise this Option on the date of such termination

5.         Representations, Warranties and Covenants of the Optionee.

5.1         No Effect on Employment. The Optionee understands and agrees that nothing contained in this Non-Qualified Option Agreement will be construed to limit or restrict the rights of the Company to terminate the employment of the Optionee at any time, with or without cause, to change the duties of the Optionee or to increase or decrease the Optionee's compensation. Without limiting the foregoing, the Optionee understands and agrees that the vesting of shares under this Option is subject to and is conditioned upon the continued employment of the Optionee by the Company or a Subsidiary and that such employment can be terminated at any time by the Company or its Subsidiary. The continued employment of Optionee by the Company is governed by and subject to the terms of any existing employment agreement with the Company and any applicable laws.

5.2         Rights Prior to Exercise of This Option. The Optionee understands and agrees that the Optionee will have no rights as a shareholder in the Option Shares, including, without limitation, the right to vote or receive dividends, until the issuance of the shares is reflected in the Company's stock transfer records.

5.3         Tax Implications. The Optionee understands that, under federal income tax laws as they currently exist, the exercise of this Option will result in ordinary income to the Optionee in the amount by which the Fair Market Value (as of the date of exercise) of the shares acquired upon exercise exceeds the Exercise Price.

5.4         Underwriter's Lock-up. The Optionee by accepting this Option agrees that whenever the Company undertakes a firm underwritten public offering of its securities and if requested by the managing underwriter in such offering, the Optionee will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond 120 days from the effective date of the registration statement filed in connection with such offering.

5.5         Disclosures. The Optionee represents and warrants that the Optionee is not relying upon any representations, agreements or understandings of or with the Company except for those set forth in this Option; and Optionee has had opportunity to obtain the advice of counsel prior to executing this Option

6.         Miscellaneous Provisions

6.1         Binding Effect. This Option will be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, and assigns.

6.2         Notices. All notices to the Optionee or other persons then entitled to exercise this Option will be delivered at the address contained in the records of the Company or such other address as may be specified in writing by the Optionee or such other person. All notices to the Company will be delivered at its principal offices.

6.3         Governing Law and Interpretation. This Option will be governed by the laws of the State of Washington as to all matters, including but not limited to matters of validity, construction, effect, and performance, without giving effect to rules of choice of law.

6.4         Attorney Fees. If any suit or action is instituted in connection with any controversy arising out of this Option or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney fees, including fees on any appeal.

COWLITZ BANCORPORATION
Corporate Seal	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick President & CEO
Attest: /s/ Lynda Altman Lynda Altman Corporate Secretary
OPTIONEE: /s/ Marc Timm Marc Timm

 EXHIBIT 5.1

[FOSTER PEPPER TOOZE LLP LETTERHEAD]

August 25, 2005

Board of Directors
Cowlitz Bancorporation
927 Commerce Avenue
Longview, Washington

Re:	Form S-8 Registration
Timm Stock Option Agreement
Blake Stock Option Agreement

Gentlemen:

            This firm is special counsel to Cowlitz Bancorporation, a Washington corporation, (the "Company") and, in that capacity, has assisted in the preparation of certain documents, including the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of shares of the Company's Common stock ("Shares") in accordance with those certain Non Qualified Stock Option Agreements between the Company and Marc Timm and Randy V. Blake, all employees of the Company (the "Agreements").

            In the course of our representation described above, we have examined the Agreements, the Registration Statement as prepared for filing with the Securities and Exchange Commission and related documents and correspondence. We also have reviewed the Restated Articles of Incorporation and the Bylaws of the Company, as amended to date; certified copies of excerpts of minutes of meetings of the Board of Directors, or committees, thereof; and have received from the officers of the Company certificates and other representations concerning factual matters relevant to this opinion. We have received certificates from, and have made inquiries of, public officials in those jurisdictions in which we have deemed it appropriate.

            As to matters of fact, we have relied upon the above certificates, representations, documents and investigation. We have assumed without investigation the genuineness of all signatures and the authenticity and completeness of all of the documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified or photostatic copies.

            Based upon and subject to all of the foregoing, we are of the opinion that:

The Shares have been validly authorized, and when (i) the Registration Statement has become effective; (ii) the applicable provisions of the Securities Act of 1933, as amended, and such state securities laws as may be applicable have been complied with, and (iii) the Shares have been issued in accordance with the Agreements as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

            Regardless of the states in which members of this firm are licensed to practice, this opinion is limited to the present laws of the State of Washington and the United States of America and to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

            This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

            The opinions expressed herein are for the benefit of and may be relied upon only by you in connection with the Agreement. Neither this opinion nor any extract therefrom nor reference thereto shall be published or delivered to any other person or otherwise relied upon without our expressed written consent.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

Very truly yours,
FOSTER PEPPER TOOZE LLP

/s/ Foster Pepper Tooze LLP
Portland, Oregon

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, filed August 11, 2005, of Cowlitz Bancorporation of our report dated February 4, 2005, incorporated by reference in the Annual Report on Form 10-K of Cowlitz Bancorporation for the year ended December 31, 2004.

/s/ Moss Adams LLP

Portland, Oregon
August 11, 2005